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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to section 13 or 15(d)
                     of the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) July 30, 1999





                          GENERAL DYNAMICS CORPORATION

             (Exact name of registrant as specified in its charter)




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              Delaware                                        1-3671                        13-1673581
    (State or other jurisdiction                           (Commission                    (IRS Employer
          of incorporation)                                File Number)                 Identification No.)



 3190 Fairview Park Drive, Falls Church, Virginia                                           22042-4523
     (Address of principal executive offices)                                               (Zip Code)
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                                 (703) 876-3000
               Registrant's telephone number, including area code
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Item 2.    Acquisition or Disposition of Assets

         On July 30, 1999, General Dynamics Corporation acquired Gulfstream Aerospace Corporation (Gulfstream) through a merger of a subsidiary of the company into Gulfstream. As a result, the holders of Gulfstream common stock became entitled to receive one share of the company's common stock in exchange for each share of Gulfstream common stock. The common stock of Gulfstream was traded on the New York Stock Exchange through the close of business on July 30, 1999, at which time there were 72,165,645 shares of Gulfstream common stock outstanding. An additional 4.1 million shares have been reserved for issuance upon the exercise of stock options which, prior to the acquisition, had been options to purchase Gulfstream common stock. The transaction was valued at approximately $4.8 billion, based on the company's stock price of $66.125 per share.

         Gulfstream is a leading designer, developer, manufacturer and marketer of advanced business jet aircraft. Gulfstream, headquartered in Savannah, Georgia, has approximately 7,700 employees with operations primarily in six states. The assets acquired include, among other things, machinery, equipment and other physical property, the primary use of which relates to the design and manufacture of advanced business jet aircraft. It is the present intent of General Dynamics to continue to devote the assets to such purposes.

         The acquisition will be accounted for as a pooling of interests, and, accordingly, the consolidated financial statements for periods prior to the combination have been restated to include the accounts and results of operations of Gulfstream and have been included in this Current Report on Form 8-K as Exhibits 99.2 and 99.3. These statements will become the historical consolidated financial statements of General Dynamics Corporation after post-combination results are issued.

Item 7.    Financial Statements and Exhibits

 (a)       Financial statements of business acquired

           This document incorporates by reference the documents of Gulfstream Aerospace Corporation listed below that have previously been filed with the Securities and Exchange Commission.

           Annual Report on Form 10-K for the fiscal year ended
           December 31, 1998

           Quarterly Report on Form 10-Q for the quarter ended March 31, 1999

 (b)       Pro forma financial information

           None.

 (c)       Exhibits


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            Exhibit 3.1B -          Restated Certificate of Incorporation,
                                    effective August 2, 1999

            Exhibit 10.40 -         Agreement and Plan of Merger dated May 16,
                                    1999 between General Dynamics Corporation,
                                    Tara Acquisition Corporation and Gulfstream
                                    Aerospace Corporation (1)

            Exhibit 10.41 -         Voting Agreement dated May 16, 1999 between
                                    General Dynamics Corporation and certain stockholders of Gulfstream Aerospace
                                    Corporation (1)

            Exhibit 10.43 -         Registration Agreement dated as of July 30,
                                    1999 between General Dynamics Corporation and certain stockholders of Gulfstream
                                    Aerospace Corporation

            Exhibit 23.1 -          Consent of Arthur Andersen LLP

            Exhibit 23.2 -          Consent of Deloitte & Touche LLP
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            Exhibit 99.1 -          Management's Discussion and Analysis of the
                                    Results of Operations and Financial
                                    Condition

            Exhibit 99.2 -          Unaudited Supplemental Consolidated
                                    Financial Statements of General Dynamics
                                    Corporation for the quarterly period ended
                                    April 4, 1999 (as restated to reflect the acquisition of Gulfstream Aerospace
                                    Corporation on July 30, 1999)

            Exhibit 99.3 -          Audited Supplemental Consolidated Financial
                                    Statements of General Dynamics Corporation
                                    for the fiscal year ended December 31, 1998
                                    (as restated to reflect the acquisition of
                                    Gulfstream Aerospace Corporation on July 30,
                                    1999)

            Exhibit 99.4 -          Press Release dated July 30, 1999, "General
                                    Dynamics Completes Acquisition of Gulfstream
                                    Aerospace Corporation on July 30, 1999"
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(1)   Filed as an exhibit to the General Dynamics Corporation's quarterly report on Form 10-Q for the quarterly period ended April 4, 1999, and filed with the Commission May 18, 1999, and incorporated herein by reference.







                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     GENERAL DYNAMICS CORPORATION


                                     by     /s/  John W. Schwartz
                                            -----------------------------------
                                            John W. Schwartz
                                            Vice President and Controller
                                            (Authorized Officer and Chief
                                            Accounting Officer)

Dated:  August  11, 1999

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